UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2026

SC II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42977	98-1876716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Fifth Avenue, 14th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 257-4214

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	SCIIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	SCII	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of the initial business combination	SCIIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 31, 2026, SC II Acquisition Corp., a Cayman Islands exempted company (the “Company”), entered into a non-binding letter of intent (the “LOI”) with a payments technology company (the “Target”), which outlines the general terms and conditions of a potential business combination (the “Proposed Transaction”) pursuant to which the Company would acquire 100% of the outstanding equity and equity equivalents of the Target.

The LOI is a preliminary, non-binding expression of mutual interest and does not constitute a binding commitment, obligation or agreement of the Company or the Target to consummate the Proposed Transaction or any other transaction. Except for certain limited binding provisions, including, among other things, exclusivity, confidentiality, the waiver of claims against the Company’s trust account, and governing law, neither the Company nor the Target has any legal obligation to the other party with respect to the Proposed Transaction by virtue of the LOI.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “project,” “proposed,” “continue,” “will” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the Proposed Transaction and the ability of the parties to consummate the Proposed Transaction. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that could cause actual results to differ materially include, among others: (i) the inability of the Company and the Target to negotiate and execute definitive agreements with respect to the Proposed Transaction; (ii) the inability of the Company and the Target to satisfy the conditions to the closing of the Proposed Transaction; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the LOI or the definitive agreements for the Proposed Transaction; (iv) the inability to obtain regulatory approvals; (v) the risk that the Proposed Transaction disrupts current plans and operations of the Company or the Target; (vi) costs related to the Proposed Transaction; (vii) the level of redemptions by the Company’s public stockholders; and (viii) those factors discussed in the Company’s prospectus dated November 25, 2025, and other documents filed from time to time with the U.S. Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SC II Acquisition Corp.

	By:	/s/ Menachem Shalom
		Name:	Menachem Shalom
		Title:	Chief Executive Officer

Dated: April 7, 2026

2